Exhibit 4.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated January 19, 2016, in this Registration Statement (Form S-6 No. 333-208150) of Smart Trust 219, comprising Smart Trust, Defensive 50 Equities Trust, Series 6.

/s/ Grant Thornton LLP

Chicago, Illinois

January 19, 2016